AGREEMENT

     This Agreement is entered into as of November 7, 1997 by and among PT-1 Communications, Inc., a New York Corporation (the "Company" ), Thomas Hickey ("Hickey"), Thomas Hickey Trust U/A dated September 9, 1997 ("Hickey Trust"), Samer Tawfik ("Tawfik"), Peter Vita ("Vita"), Douglas Barley ("Barley"), Joseph Pannullo ("Pannullo") and John Klusaritz ("Klusaritz").

                                  RECITALS

     A. The Company, Hickey, Tawfik, Vita and Barley are parties to that certain PhoneTime Inc. Share Purchase Agreement (the "Share Purchase Agreement") dated as of March 26, 1997.

     B. Section 8.7 of the Share Purchase Agreement is a "non-competition" provision that restricts the ability of Hickey to engage in certain activities in competition with the Company for a period commencing on March 26, 1997 and terminating on March 26, 1998 (the "Non-Compete Term").

     C. The Company desires to (a) issue additional shares of common stock of the Company, no par value (the "Common Stock") to Hickey and (b) cause the delivery of certain releases to Hickey and the Hickey Trust in consideration of (i) the execution of a new Non-Competition Agreement providing for a term of three (3) years from March 26, 1998 through March 26, 2001, (ii) the execution and delivery of certain releases by Hickey and the Hickey Trust and of (iii) certain additional agreements and undertakings by Hickey and the Hickey Trust, and for other good and valuable consideration, all on the terms and subject to the conditions set forth herein.

                                  AGREEMENTS

     NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

     1.     Agreements Regarding Ownership of Common Stock.

     The parties hereto hereby acknowledge and agree that, as of the date of this Agreement (the "Effective Date") and without giving effect to the filing of the Company's Restated Certificate of Incorporation (the "Restated Certificate"), which was approved by all of the Company's shareholders on October 20, 1997:

    (a) the Company's authorized capital stock consists of 200 shares of Common Stock, of which 68.4465 are issued and outstanding and held of record as set forth under the heading "Initial Shares of Common Stock" in the table on Exhibit A attached hereto and incorporated herein by reference;

     (b) all issued and outstanding shares of Common Stock have been duly and validly authorized and issued;

     (c) the Company has duly and validly granted certain options to certain of its employees and has duly and validly issued certain warrants to certain third parties, a complete list of which is attached hereto as Exhibit E; and

    (d) no shareholder has any preemptive or other right (or any such existing preemptive or other right is hereby waived) to acquire any shares of Common Stock (or any options, warrants, or other instruments that are convertible into or exchangeable for such shares) as a result of the issuance of such shares, options or warrants.

     2.     Acknowledgments Regarding Common Stock.

     Hickey and the Hickey Trust acknowledge that: (a) except as expressly provided in Section 3 below, they have no other shares of Common Stock or any options, warrants, rights or instruments convertible into or exchangeable for any Common Stock or other equity interest in the Company except as set forth on Exhibit A; and (b) they have no preemptive, anti-dilutive, or other right to acquire any shares of Common Stock (or any options, warrants, or other instruments that are convertible into or exchangeable for such shares) as a result of (i) the issuance of the shares, options or warrants set forth in Exhibits A and E, or (ii) any other shares, options, warrants or other equity interests in the Company, in each case outstanding as of the date hereof.

     3.     Issuance of Common Stock to Hickey.

     Concurrently with the execution of this Agreement, the Company shall issue 0.6914 shares of Common Stock to Hickey and shall deliver a stock certificate to Hickey reflecting such issuance. As a result of such issuance, the parties hereto hereby agree that the issued and outstanding shares of Common Stock of the Company shall be owned beneficially and of record as set forth under the heading "Post Issuance" in the table on Exhibit A attached hereto and incorporated herein by reference.

     4.     Releases.

     Concurrently with the execution of this Agreement each of the parties shall execute and deliver the releases attached hereto as Exhibit B which are incorporated herein by reference and shall for all purposes be deemed to constitute part of this Agreement.

     5.     Non-Competition Agreement.

     Hickey hereby agrees to execute and deliver a Non-Competition Agreement ("Non-Competition Agreement") for a period of three (3) years from March 26, 1998 until March 26, 2001, and the Company shall, in order to effect such Non-Competition Agreement, execute and deliver the Non-Competition Agreement in the form attached hereto as Exhibit C which is incorporated herein by reference and shall for all purposes be deemed to constitute part of this Agreement.

     6.     Unanimous Consent of Shareholders To Action in Lieu of a Meeting.

     Concurrently with the execution of this Agreement, Hickey and the Hickey Trust, Tawfik, Vita, Barley, Pannullo and Klusaritz shall execute and deliver the Unanimous Consent of Shareholders To Action in Lieu of a Meeting attached hereto as Exhibit D which is incorporated herein by reference and shall for all purposes be deemed to constitute part of this Agreement, pursuant to which such parties, inter alia, authorize and ratify certain actions by the Company, its Board of Directors and its officers, including the granting of certain options and the issuance of certain warrants to acquire Common Stock, in addition to waiving any and all preemptive rights any such party might have with respect to the granting or issuance of such options and warrants.

     7.     Covenants.

     Hickey and the Hickey Trust agree and covenant on behalf of themselves and any successor, assignee or beneficiary of any of the shares of Common Stock owned by any of them as of the date of this Agreement and as a result of the consummation of the transactions contemplated hereby to use their best efforts to cooperate with the Company with respect to the Company's efforts to obtain any pending or future public or private financing, merger, acquisition, sale or other corporate reorganization (a "Financing Transaction"). Without limiting the generality of the foregoing, Hickey and the Hickey Trust agree to
(i) make themselves and their counsel available in person upon reasonable prior notice for interviews, (ii) execute any requested underwriting or similar agreements containing customary representations, warranties and covenants, such execution to occur no later than five (5) business days after Hickey and/or the Hickey Trust have been provided with any such agreement,
(iii) execute any "lockup" or similar agreement limiting Hickey's and/or the Hickey Trust's ability to sell or otherwise transfer or dispose of any of their shares of Common Stock following the effective date of a Financing Transaction for a period of 180 days thereafter (or such other shorter period as may be specified with relation to a particular Financing Transaction), such execution to occur no later than five (5) business days after Hickey and/or the Hickey Trust have been provided with any such agreement, provided such holdback is requested of all shareholders holding the same number of shares as Hickey and/or the Hickey Trust, and (iv) execute and deliver such other certificates, agreements and documents and undertake such other acts and deeds as may be reasonably requested by the Company in connection with a Financing Transaction.

     8.     Remedies.

     (a) Each of the parties to this Agreement shall be entitled to enforce any rights under this Agreement to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights at law or equity existing in his or its favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement and any opposing party waives any right to argue or assert lack of irreparable harm.

     (b) The rights and remedies specified in any provision of this Agreement are in addition to all other rights and remedies a party may have available under any other agreement or applicable law, including any right to equitable relief and any right to sue for damages as a result of a breach of this Agreement, and all such rights and remedies are cumulative. Without limiting the foregoing, no exercise of a remedy shall be deemed an election excluding any other remedy (any such claim by any other party being hereby waived). A party who prevails in enforcing rights or remedies under this Agreement shall (in addition to any other relief hereunder) be paid by the other party all costs, fees and expenses, including attorneys' fees incurred by the prevailing party in enforcing such rights and remedies.

     (c) Any breach of this Agreement by any party hereto, or any breach of the Non-Competition Agreement by Hickey, shall be deemed to be a breach under the Share Purchase Agreement, and in such event, in addition to the rights and remedies set forth in this Agreement, the non-breaching parties shall be entitled to exercise any and all rights and remedies set forth in the Share Purchase Agreement (including the right to set-off against any payments made pursuant to that certain Secured Promissory Note by the Company payable to the order of Hickey dated March 26, 1997). In addition, each party to this Agreement agrees to indemnify and hold harmless every other party to this Agreement for any claims, causes of action, actions, suits, judgments, liabilities, losses, damages, obligations, costs, and expenses (including, without limitation, attorneys' fees and court costs) suffered or incurred by every other party to this Agreement as a result of a party's breach of this Agreement.

     9.     Governing Law.

     All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and wholly to be performed in that state.

     10.     Final Agreement.

     This Agreement (together with the Exhibits attached hereto) and the Share Purchase Agreement constitute the final agreements of the parties concerning the matters referred to herein, and supersede all prior oral and written agreements and understandings.

     11.     Counterparts.

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

     12.     Supersedure.

     This Agreement supersedes in its entirety that certain letter agreement dated October 30, 1997, from Craig S. Libson, Esq. of Parker Duryee Rosoff & Haft to Michael J. Chepiga, Esq. of Simpson Thacher & Bartlett.


                      [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, this Agreement was executed and delivered or caused to be executed and delivered in the name of and on behalf of the parties hereto as of the date first set forth above.

                               PT-1 COMMUNICATIONS, INC.


                            By:
                               ----------------------------------
                            Name:
                                 --------------------------------
                            Its:
                                 --------------------------------


                                 --------------------------------
                                 Thomas Hickey


                                 --------------------------------
                                 Samer Tawfik


                                 --------------------------------
                                 Peter Vita


                                 --------------------------------
                                 Douglas Barley


                                 --------------------------------
                                 Thomas Hickey Trust U/A
                                 dated September 9, 1997


                                 --------------------------------
                                 Joseph Pannullo


                                 --------------------------------
                                 John Klusaritz

                                EXHIBIT A


Shareholder                 Initial         Shares        Post
                         Shares of       Received     Issuance
                        Common Stock
-----------            --------------   -----------   ---------
Mr. Samer Tawfik          43.5000          0.0000       43.5000
Mr. Peter Vita            12.5000          0.0000       12.5000
Mr. Douglas Barley         5.0000          0.0000        5.0000
Mr. Joseph Pannullo        1.4980          0.0000        1.4980
Mr. John Klusaritz         2.7380          0.0000        2.7380
Mr. Thomas Hickey          1.2105          0.6914        1.9019
Thomas Hickey Trust U/A
  dated September 9, 1997  2.0000          0.0000        2.0000

   Total                  68.4465          0.6914       69.1379

                                  EXHIBIT B

                                  RELEASE

     This release (the "Release") is given as of November 7, 1997 by PT-1 Communications, Inc., a New York Corporation, formerly known as PhoneTime Inc. (collectively with its officers and directors hereinafter the "Company"), Samer Tawfik ("Tawfik"), Peter Vita ("Vita"), Douglas Barley ("Barley"), Joseph Pannullo ("Pannullo") and John Klusaritz ("Klusaritz") (collectively the "Releasing Parties") in exchange for valuable consideration, the adequacy and receipt of which are hereby acknowledged.

     The Releasing Parties hereby and forever remit, release, exculpate, acquit, and discharge Thomas Hickey ("Hickey") and the Thomas Hickey Trust U/A dated September 9, 1997 ("Hickey Trust"), and their present and former officers, directors, members, partners, employees, shareholders, agents, servants, outside consultants, advisers, bankers, accountants, investment bankers, attorneys, subsidiaries, affiliates, successors in interest, trustees, heirs, beneficiaries, executors, administrators, representatives, assigns, parents, divisions, and predecessors and successors of any kind (collectively the "Releasees") from any and all claims, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, judgments, variances, trespasses, demands, liabilities, losses, damages, obligations, promises, rights, costs, expenses, compensations, suits, and actions, known or unknown, fixed or contingent, suspected or unsuspected, of every kind and nature whatsoever, in law or in equity, in any capacity in any court or tribunal, from the beginning of the world to the date hereof (collectively "Claims"), including without limitation Claims arising out of, in connection with, or in any way relating to, the business relationship between Hickey and/or the Hickey Trust and the Releasees, including, but not limited to, the PhoneTime Inc. Share Purchase Agreement executed on March 26, 1997 by the Company, Hickey, Tawfik, Vita, and Barley (the "Share Purchase Agreement"); Hickey's and/or the Hickey Trust's ownership interest in the securities of the Company, and all disclosures, negotiations, transactions, discussions, meetings, or documents related thereto; the common stock, options and warrants of the Company; any disclosures regarding the valuation of the Company or its business or property; any and all employment agreements, financings, or contracts entered into by the Company; the process of underwriting the common stock for the contemplated initial public offering of the Company (the "IPO"); and all transactions, facts, occurrences and negotiations related to the foregoing (collectively, the "Released Claims").

     The Releasing Parties execute this Release and all components of this document for themselves and on behalf of their successors, family members, heirs, and assigns, and, in so doing, expressly acknowledge, represent, affirm, concede, agree, and warrant that:

     (1) Facts with respect to which this Release is executed may turn out to be other than or different from the facts now known to or believed by the undersigned, and the undersigned, therefore, expressly assume the risk of the facts turning out to be different and agree that this Release shall be in all respects effective and not subject to modification or termination by reason of any different facts.

     (2) The undersigned expressly waive any and all rights the undersigned may have under the provisions of any statute or any principle of the common law to the effect that the Release does not extend to claims which the Releasing Parties do not know or suspect to exist in their favor at the time of executing the Release. The Releasing Parties agree that subsequent changes in either statutory or common law shall not alter the provisions of this Release.

     (3) The undersigned have consulted with counsel of their choosing and their own financial advisers to the extent that they deem necessary and have had both time and opportunity to consult with any other kind of expert or adviser they may deem necessary with regard to the terms of this Release and the underlying facts relating to the IPO and the Share Purchase Agreement.

     (4) In the event that legal action is brought to enforce, defend, or construe any of the provisions of this Release, the party whose position does not prevail will indemnify the other party or parties for all expenses and costs, including, but not limited to, attorneys' fees and costs, court costs, and expert fees and costs.

     (5) The Releasing Parties have no reservations, objections, complaints or claims relating to the Share Purchase Agreement or any disclosures, negotiations, transactions, discussions, meetings, or documents related thereto, and the Releasing Parties hereby irrevocably reaffirm the Share Purchase Agreement. The Releasing Parties have consulted with their own attorneys and other financial advisers, but the Releasing Parties have not relied on the books, records, and IPO documents in reaffirming the Share Purchase Agreement.

     (6) The Releasing Parties understand all terms of the Release and have executed the Release voluntarily. The Releasing Parties have no claims of conflict of interest, nondisclosure, fraud, fraud in the inducement, or coercion whatsoever in connection with (i) this Release, (ii) the Share Purchase Agreement, (iii) the Agreement dated the date hereof among Hickey, Hickey Trust, Tawfik, Vita, Barley, Pannullo, and Klusaritz, (iv) the Non-Competition Agreement dated the date hereof, or (v) the Unanimous Consent of Shareholders to Action in Lieu of a Meeting dated the date hereof.

     (7) The Releasing Parties agree that they will not bring, commence, institute, maintain, prosecute, or voluntarily aid any action at law, claim in arbitration, or proceeding in equity, or otherwise prosecute or sue any of the Releasees either affirmatively or by way of cross-complaint, defense, or counterclaim or by any other way or manner at all, in any court or other legal forum, as to any of the Released Claims.

     (8) Notwithstanding anything to the contrary contained in this Release, this Release shall not operate, or be deemed, to release or relieve any party from any rights and obligations continuing after the date hereof under (a) the Share Purchase Agreement or under (i) the Note, (ii) the Escrow Agreement, (iii) the Pledge Agreement, or (iv) the Co-Sale Agreement, each as defined in and delivered pursuant to the Share Purchase Agreement, or (b) the Agreement dated the date hereof among Hickey, Hickey Trust, Tawfik, Vita, Barley, Pannullo, and Klusaritz, or (c) the Non-Competition Agreement dated the date hereof, and this Release shall not apply to any breach arising after the date hereof of any of the foregoing.

     (9) This Release constitutes the entire agreement concerning the matters referred to herein.

     (10) If any part of this Release shall be held to be invalid or unenforceable, such findings shall not affect the validity or enforceability of the balance of this Release.

     (11) This Release shall not be altered or modified in any way except by written consent of the Releasing Parties and the Releasees or of their authorized representatives.

     (12) This Release shall be governed by and interpreted in accordance with the substantive laws of the State of New York without regard to its conflict of laws provisions.



                           [SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, this Release was executed and delivered or caused to be executed and delivered in the name of and on behalf of the parties hereto as of the date first set forth above.

                               PT-1 COMMUNICATIONS, INC.


                            By:
                               ----------------------------------
                            Name:
                                 --------------------------------
                            Its:
                                 --------------------------------


                                 --------------------------------
                                 Samer Tawfik


                                 --------------------------------
                                 Peter Vita


                                 --------------------------------
                                 Douglas Barley


                                 --------------------------------
                                 Joseph Pannullo


                                 --------------------------------
                                 John Klusaritz

                              EXHIBIT C

                         NON-COMPETITION AGREEMENT

     This Non-Competition Agreement ("Non-Competition Agreement") is entered into as of November 7, 1997 by and between PT-1 Communications, Inc., formerly known as PhoneTime, Inc., a New York Corporation (the "Corporation"), and Thomas Hickey (an individual residing at 613 South Beach Road, Jupiter Island, Florida, 33468).
                                RECITALS

     Concurrently with the execution of this Non-Competition Agreement, the parties to this Non-Competition Agreement and certain other parties are entering into that certain agreement dated as of November 7, 1997 titled Agreement (and to which this Non-Competition Agreement is attached as Exhibit C and which provides for the execution of this Non-Competition Agreement).

                                 AGREEMENTS

     NOW, THEREFORE, for and in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the parties agree as follows:

     1. For a period of three years commencing on March 26, 1998 and ending on March 26, 2001, Thomas Hickey agrees that he will not, singly, jointly, or as a partner, member, employee, agent, officer, director, stockholder (except as a holder of not more than five percent (5 percent) of any class of the outstanding stock of any company listed on a national securities exchange, or actively traded in a national over-the-counter market), investor, consultant, independent contractor, or joint venturer of any other person, corporation, partnership, association, trust, joint venture, joint stock company, or other unincorporated entity (each, a "Person"), or in any other capacity, directly, indirectly or beneficially, (i) own, manage, operate, join, control, or participate in the ownership, management, operation or control of, or permit the use of his name by, or work for, or provide consulting, financial, distribution services, other information, or assistance to, or be connected in any manner with, any business located in the continental United States that is engaged in providing long distance telephone services through the use of prepaid calling cards or any business that intends to engage in the same anywhere in the world, or (ii) induce or attempt to induce any Person which is a customer of the Company, or which otherwise is a contracting party with the Company, as of the date hereof, to terminate any written or oral agreement or understanding or business relationship with the Company.

     2. Thomas Hickey acknowledges and agrees that any breach of this Non-Competition Agreement by him shall be deemed to be a breach by him under that certain PhoneTime Inc. Share Purchase Agreement dated as of March 26, 1997
(the "Share Purchase Agreement"), and that in such event, in addition to the rights and remedies set forth in this Non-Competition Agreement, the non- breaching parties shall be entitled to exercise any and all rights and remedies set forth in the Share Purchase Agreement (including the right to set-off against any payments made pursuant to that certain Secured Promissory Note by the Company payable to the order of Thomas Hickey dated March 26,
1997).

     3. All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by this Non-Competition Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and wholly to be performed in that state.

     4. This Non-Competition Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.


[SIGNATURE PAGE FOLLOWS.]

     IN WITNESS WHEREOF, this Non-Competition Agreement was executed and delivered or caused to be executed and delivered in the name of and on behalf of the parties hereto as of the date first set forth above.

                               PT-1 COMMUNICATIONS, INC.


                            By:
                               ----------------------------------
                            Name:
                                 --------------------------------
                            Its:
                                 --------------------------------


                                 --------------------------------
                                 Thomas Hickey

                                 EXHIBIT D

                       PT-1 COMMUNICATIONS, INC.
                        (A New York Corporation)

                   UNANIMOUS CONSENT OF SHAREHOLDERS
                              TO ACTION
                        IN LIEU OF A MEETING


     The undersigned, constituting all of the shareholders (the
"Shareholders") of PT-1 Communications, Inc., a New York corporation (the "Company"), hereby waive all notice of time, place or purpose of a meeting and consent to, approve and adopt the following resolutions pursuant to Section 615 of the Business Corporation Law of the State of New York:


I.     RATIFICATION OF CERTAIN ACTIONS

     A.     GRANTING OF OPTIONS

     WHEREAS, on May 9, 1997, in connection with his employment by the Company, options to acquire 1.498 shares of Common Stock of the Company were granted to Joseph Pannullo, at an exercise price of $0.01, which options were exercised by Mr. Pannullo on May 20, 1997; and

     WHEREAS, on May 26, 1997, in connection with his employment by the Company, options to acquire 2.738 shares of Common Stock of the Company were granted to John Klusaritz, at an aggregate exercise price of $3.57 million, which options were exercised by Mr. Klusaritz on October 15, 1997; and

     WHEREAS, the Company has granted options to certain other employees of the Company as set forth on the attached Schedule A.

     NOW, THEREFORE, BE IT:

     RESOLVED, that the granting of such options, the reservation of all shares of Common Stock necessary for the exercise of such options, all of the terms and conditions of each of the aforementioned options, the issuance of such shares upon the proper exercise of such options (subject to any restrictions imposed by the New York Business Corporation Law, including, without limitation, Section 505 thereof), and all actions taken by the Company's officers in connection therewith, including without limitation the execution and delivery of option agreements, are hereby approved, ratified and confirmed, and each Shareholder hereby irrevocably waives any preemptive right, right of participation, or right to prior notice of the granting of such options.

     B.     ISSUANCE OF WARRANTS

     WHEREAS, on June 29, 1997, the Company entered into an agreement (the "IX Agreement") with InterExchange, Inc. ("IX"), pursuant to which IX agreed, inter alia, to operate the Company's Debit Card Platform located in Edison, New Jersey, activating PINs (at the direction of the Company), decrementing Prepaid Card dollar balances and generating management reports and other information; and

     WHEREAS, in connection with the execution of the IX Agreement, the Company granted warrants for the purchase of shares of Common Stock to certain employees of IX (collectively, the "IX Warrants") that are exercisable for shares of Common Stock with a fair market value (as defined) equal to (i) $1.0 million, at an exercise price equal to $.01 and (ii) $2.0 million, at an aggregate exercise price equal to $1.0 million (collectively, the "Warrant Shares"); and

     WHEREAS, IX Warrants with respect to 1/3 of the Warrant Shares vest and become exercisable upon each of: (i) the earlier to occur of the closing of the Offering (as defined in the IX Warrants) or March 31, 1998, (ii) January l, 1999 and (iii) December l, 1999, in each case if and only if the IX Agreement has not been terminated on or before such date (other than as a result of a breach by the Company).

     NOW, THEREFORE, BE IT:

     RESOLVED, that the granting of the IX Warrants, the reservation of all shares of Common Stock necessary for the exercise of such IX Warrants, the issuance of such shares upon the proper exercise of the IX Warrants (subject to any restrictions imposed by the New York Business Corporation Law), all of the terms and conditions of the IX Warrants, and all actions taken by the Company's officers in connection therewith, including without limitation the execution and delivery of the IX Warrants, are hereby approved, ratified and confirmed, and each Shareholder hereby irrevocably waives any preemptive right, right of participation, or right to prior notice of the granting of the IX Warrants.


II.     GENERAL AUTHORIZATION RESOLUTIONS

     RESOLVED, that in addition to the specific authorizations set forth in any of the foregoing resolutions, the Company's officers be, and each of them hereby is, authorized and directed in the name and on behalf of the Company to take any and all actions and to execute and deliver from time to time any and all instruments, requests, receipts, notes, applications, reports, certificates and other documents as may be necessary or desirable in their opinion, or in the opinion of any of them, to effectuate, consummate and comply with the purposes and intent of any of the foregoing resolutions; and

     RESOLVED, FURTHER, that whenever it is provided in the foregoing resolutions that any person or persons may execute any document with such changes as such person or persons deems necessary or appropriate, the execution of such document shall be deemed conclusive evidence that the execution is deemed by such person or persons to be necessary or appropriate; and

     RESOLVED, FURTHER, that any and all actions and all certificates, agreements and documents executed by any member of the Board or any officer of the Company, or by any person or persons designated and authorized to act by any officer or a member of the Board, in the name of or on behalf of the Company, in connection with the aforesaid matters or otherwise prior to the date of this Consent are hereby approved, affirmed, ratified and confirmed as the acts of the Company.

                           [SIGNATURE PAGE FOLLOWS.]

     This Consent shall be filed with the minutes of the Company and may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


Dated as of ____________________, 1997.


                                   SHAREHOLDERS:


                                   -------------------------------
                                   Samer Tawfik


                                   -------------------------------
                                   Thomas Hickey


                                   -------------------------------
                                   Peter Vita


                                   -------------------------------
                                   Douglas Barley


                                   -------------------------------
                                   Joseph Pannullo


                                   --------------------------------
                                   John Klusaritz

                                   ---------------------------------
                                   Thomas Hickey Trust U/A
                                   dated September 9, 1997